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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             LANDMARK MERGER COMPANY

     The Certificate of Incorporation for Landmark Merger Company was duly filed on April 19, 2001. In accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, Landmark Merger Company further amends its certificate of incorporation by adopting the following amended and restated certificate of incorporation.


                                    ARTICLE 1

                                      NAME

     The name of the corporation is Landmark Bancorp, Inc.

                                    ARTICLE 2

                           REGISTERED OFFICE AND AGENT

     The address of the corporation's registered office in the State of Delaware is 30 Old Rudnick Lane, Suite 100, in the City of Dover, 19901, County of Kent. The name of the corporation's registered agent at such address is Lexis Document Services Inc.

                                    ARTICLE 3

                                     PURPOSE

     The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time, or any successor thereto.

                                    ARTICLE 4

                                AUTHORIZED STOCK

     A. CAPITAL STOCK. The total number of shares of stock which the corporation shall have authority to issue is Three Million (3,000,000) shares of Common Stock, par value of $0.01 per share, and Two Hundred Thousand (200,000) shares of Preferred Stock, par value of $0.01 per share.

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     B. PREFERRED STOCK. The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors of the corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

     C. UNCLAIMED DIVIDENDS. Any and all rights, title, interest and claim in and to any dividends declared by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned, and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

                                    ARTICLE 5

                                     BYLAWS

     The bylaws of the corporation may be amended, altered or repealed by the stockholders of the corporation, PROVIDED, HOWEVER, that such amendment, alteration or repeal is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of stock of the corporation then entitled to vote generally in the election of directors. The bylaws may also be amended, altered or repealed by a majority of the directors then in office.

                                    ARTICLE 6

                                   AMENDMENTS

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of stock of the corporation then entitled to vote generally in the election of directors (or such greater proportion as may otherwise be required pursuant to any specific provision of this certificate of incorporation) shall be required to amend, repeal or adopt any provisions inconsistent with Article 5 (Bylaws), Article 6 (Amendments), Article 7 (Indemnification), Article 8 (Personal Liability of Directors), Article 9 (Board of Directors), Article 10 (Additional Voting Requirements), Article 11 (Stockholders' Action), Article 12 (Special Meetings of Stockholders), Article 14 (Business Combinations with Interested Stockholders) and Article 15 (Stockholder Nominations and Proposals).


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                                    ARTICLE 7

                                 INDEMNIFICATION

     Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article shall apply to or have any effect on the rights of any individual referred to in this Article for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                                    ARTICLE 8

                         PERSONAL LIABILITY OF DIRECTORS

     To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

                                    ARTICLE 9

                               BOARD OF DIRECTORS

     The business and affairs of the corporation shall be under the direction of a board of directors. The number of directors constituting the entire board of directors shall not be less than eight nor more than fifteen as fixed from time to time by resolution of not less than two-thirds (2/3) of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the corporation, PROVIDED, HOWEVER, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and PROVIDED FURTHER, that the number of directors constituting the entire board of directors shall be ten until otherwise fixed as described immediately above.

     A. ELECTION OF DIRECTORS. The directors of the corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year. Directors of Class I shall hold office for an initial term expiring at the 2002 annual meeting, directors of Class II shall hold office for an initial term expiring at the 2003 annual meeting and directors of Class III shall hold office for an initial term expiring at the 2004 annual meeting.

     At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. In the event of any change in the authorized number of directors, each director then continuing to serve as such shall continue as a director of the class of which he or she is a


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member until the expiration of his or her current term, or his or her prior resignation, disqualification, disability or removal. There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

     B. NEW DIRECTORSHIPS; VACANCIES. Any vacancies on the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by only by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors may be allocated to any such class the board of directors selects in its discretion.

     C. REMOVAL. A director may be removed only for cause as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of stockholders or at a special meeting of the stockholders called expressly for that purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or willful misconduct in the performance of such director's duty to the corporation and such adjudication is no longer subject to direct appeal.

                                   ARTICLE 10

                         ADDITIONAL VOTING REQUIREMENTS

     A. ACTIONS SUBJECT TO REQUIREMENTS. Except as otherwise expressly provided in paragraph C of this Article and notwithstanding any other provision of this certificate of incorporation:

          (i) any merger or consolidation of the corporation or of any Subsidiary with or into any other corporation;

          (ii) any sale, lease, exchange or other disposition by the corporation or any Subsidiary of assets constituting all or substantially all of the assets of the corporation and its Subsidiaries taken as a whole to or with any other corporation, person or other entity in a single transaction or a series of related transactions;

          (iii) any issuance or transfer by the corporation or any Subsidiary, of any voting securities of the corporation (except for voting securities issued pursuant to a stock option, purchase, bonus or other plan for natural persons who are directors, employees, consultants and/or agents of the corporation or any Subsidiary) to any other corporation, person or other entity in exchange for cash, assets or securities or a combination thereof;

          (iv) the voluntary dissolution of the corporation; and


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          (v) the amendment, alteration, change or repeal of this Certificate of
Incorporation;

shall require the affirmative vote of the holders of shares having at least two-thirds (2/3) of the voting power of all outstanding stock of the corporation entitled to vote thereon. Such affirmative vote shall be required notwithstanding the fact that no vote or a lesser vote may be required, or that some lesser percentage may be specified by law or otherwise in this certificate of incorporation or by the bylaws of the corporation.

     B. DEFINITIONS. For purposes of this Article, the term "Subsidiary" means any entity in which the corporation beneficially owns, directly or indirectly, more than 80% of the outstanding voting stock. The phrase "voting security" as used in paragraph A of this Article shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration into such security or carrying any warrant or right to subscribe to or purchase such a security.

     C. EXCEPTIONS. The provisions of this Article shall not apply to any transaction described in clauses (i), (ii), (iii), (iv) or (v) of paragraph A of this Article: (i) approved at any time prior to its consummation by resolution adopted by not less than two-thirds (2/3) of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation; or (ii) if any transaction described in such paragraph A is with any corporation of which a majority of the outstanding shares of all classes of stock is owned of record or beneficially by the corporation; or (iii) which is a merger with another corporation without action by the stockholders of the corporation to the extent and in the manner permitted from time to time by the law of the State of Delaware.

     D. CONSTRUCTION. The interpretation, construction and application of any provision or provisions of this Article and the determination of any facts in connection with the application of this Article, shall be made by the affirmative vote of not less than two-thirds (2/3) of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation. Any such interpretation, construction, application or determination, when made in good faith, shall be conclusive and binding for all purposes of this Article.

                                   ARTICLE 11

                              STOCKHOLDERS' ACTION

     Subject to the rights of holders of any class or series of preferred stock, any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of the holders of capital stock of the corporation and may not be effected by any consent in writing by such holders.

                                   ARTICLE 12

                        SPECIAL MEETINGS OF STOCKHOLDERS

     Special meetings of the stockholders may only be called by a majority of the directors then in office.


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                                   ARTICLE 13

                            NON-STOCKHOLDER INTERESTS

     In connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders when evaluating a proposal by another person or persons to make a tender or exchange offer for any equity security of the corporation or any subsidiary, to merge or consolidate with the corporation or any subsidiary or to purchase or otherwise acquire all or substantially all of the assets of the corporation or any subsidiary, the board of directors of the corporation may consider all of the following factors and any other factors which it deems relevant: (A) the adequacy of the amount to be paid in connection with any such transaction; (B) the social and economic effects of the transaction on the corporation and its subsidiaries and the other elements of the communities in which the corporation or its subsidiaries operate or are located; (C) the business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the corporation and its subsidiaries and the other elements of the communities in which the corporation and its subsidiaries operate or are located; (D) the competence, experience, and integrity of the acquiring person or persons and its or their management; and
(E) any antitrust or other legal or regulatory issues which may be raised by any such transaction.

                                   ARTICLE 14

               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

     The provisions of Section 203 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended or as such
Section 203 may hereafter be renumbered or recodified ("Section 203"), will be deemed to apply to the corporation, and the corporation shall be subject to all of the restrictions set forth in such Section 203.

                                   ARTICLE 15

                      STOCKHOLDER NOMINATIONS AND PROPOSALS

     Stockholder nominations of persons for election as directors of the corporation and stockholder proposals with respect to business to be conducted at an annual meeting of stockholders must, in order to be voted upon, be made in writing and delivered to the secretary of the corporation on or before thirty
(30) days (or such other period as may be established in the bylaws) in advance of the first anniversary date (month and day) of the previous year's annual meeting.

                                   ARTICLE 16

                   ARRANGEMENTS WITH CREDITORS OR STOCKHOLDERS

     Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a


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summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.


     IN WITNESS WHEREOF, the aforesaid constituent corporation has caused this Amended and Restated Certificate of Incorporation to be executed this 4th day of October, 2001.



                                       LANDMARK MERGER COMPANY

                                       By: /s/ Patrick L. Alexander
                                           -------------------------------
                                           President and Chief Executive Officer


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                           CERTIFICATE OF DESIGNATION

                                       of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                             Landmark Bancorp, Inc.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     Landmark Bancorp, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

     That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on September 27, 2001, adopted the following resolution creating a series of 6,000 shares of Preferred Stock designated as "Series A Junior Participating Preferred Stock":

                 RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

               SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     1. DESIGNATION AND AMOUNT. There shall be a series of Preferred Stock that shall be designated as "Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 6,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, HOWEVER, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.


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     2. DIVIDENDS AND DISTRIBUTION.

          (A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per one one-thousandth of a share (rounded to the nearest cent) equal to the greater of (a) $0.10 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 1,000. In the event the Corporation shall at any time after February 1, 2002,
(i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be


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cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

     3. VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

          (B) Except as required by law, by Section 3(C) and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          (C) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Junior Participating Preferred Stock are in default, the number of directors constituting the Board of Directors of the Company shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Company, the holders of record of the Series A Junior Participating Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Junior Participating Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Company, the holders of any Series A Junior Participating Preferred Stock being entitled to cast a number of votes per share of Series A Junior Participating Preferred Stock as is specified in paragraph (A) of this Section
3. Each such additional director shall serve until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C). If and when such default shall cease to exist, the holders of the Series A Junior Participating Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series A Junior Participating Preferred Stock in this Section 3.


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     4. CERTAIN RESTRICTIONS.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

               (iii) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     5. REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

     6. LIQUIDATION, DISSOLUTION OR WINDING UP. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation,


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dissolution or winding up) to the Series A Junior Participating Preferred Stock
unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per one thousandth of a share (the "Series A Liquidation Preference") equal to the greater of (i) $60.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

          (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

     7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     8. NO REDEMPTION. Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Company.

     9. RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

     10. AMENDMENT. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.


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     11. FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be
issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 22nd day of January, 2002.

                            LANDMARK BANCORP, INC.



                            By: /s/ Patrick L. Alexander
                                --------------------------------
                            Name: Patrick L. Alexander
                            Title: President and Chief Executive Officer